SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2005

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 259-4000

CORVIS CORPORATION

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On Tuesday October 18, 2005 Broadwing Corporation (“Broadwing”) announced that its subsidiary, Broadwing Communications, LLC had entered into a revolving credit facility that enables it to borrow up to $75 million from time to time from a group of lenders. Borrowings under the facility will bear interest, at the borrower’s option, at a rate equal to LIBOR plus 3.75% per annum or an alternate base rate plus 2.50% per annum, and are secured by a pledge of accounts receivable of Broadwing and its U.S. domestic subsidiaries. Availability under the facility is limited by a borrowing base. The facility in certain instances will be secured by certain cash balances. The facility is guaranteed by Broadwing and by all of its U.S. domestic subsidiaries. The credit facility matures on October 14, 2008. Borrowings are subject to Broadwing’s satisfaction of certain conditions at the time of borrowing. Such conditions include the delivery of a legal opinion that all regulatory approvals, if any, that are required in order for Broadwing to borrow money, grant liens or otherwise enter into the loan transactions have been satisfied and Broadwing’s receipt of approvals from or filings with public utilities commissions in certain states. The credit agreement contains a minimum liquidity covenant and also contains customary covenants and events of default. Broadwing intends to use borrowings under the revolving credit facility for general corporate purposes, which may include the repayment of principal and interest on its outstanding 5% senior convertible notes due 2006.

On October 18, 2005 Broadwing issued a press release announcing the revolving credit facility. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On Tuesday, October 18, 2005, Broadwing provided notice to the holders of its Senior Convertible Notes that in accordance with the terms of the notes and the Securities Purchase Agreement, dated February 9, 2004, relating to the notes, Broadwing was electing to pay in cash both the interest of $810,716 due on the notes on November 21, 2005 and the installment of principal of $32,142,857 due on the notes on that date.

On October 18, 2005 Broadwing issue a press release announcing the notice. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Broadwing on October 18, 2005 regarding the credit facility and the convertible notes

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

Date: October 18, 2005	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President and Chief Financial Officer